EXHIBIT 10.6

                  EXECUTIVE SEVERANCE AGREEMENT


          This Executive Severance Agreement (this "Agreement") is made as of this 28th day of June, 1997, between Apria
Healthcare Group Inc., a Delaware corporation (the "Company"), and Gary L. Mangiofico (the "Executive").

                            RECITALS

               It is the desire of the Company to retain the services of the Executive and to recognize the Executive's contribution to the Company.

               The Company and the Executive wish to set forth certain terms and conditions of Executive's employment.

               The Company wishes to provide to the Executive certain benefits in the event that his employment is terminated by the Company without cause or in the event that he terminates employment for Good Reason (as defined below), in order to encourage the Executive's performance and continued commitment to the Company.

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

          1. Positions and Duties. The Executive shall serve in such positions and undertake such duties and have such authority as the Company, through its Chief Executive Officer, President or Board of Directors, shall assign to the Executive from time to time in the Company's sole and absolute discretion. The Company has the right to change the nature, amount or level of authority and responsibility assigned to the Executive at any time, with or without cause. The Company may also change the title or titles assigned to the Executive at any time, with or without cause. The Executive agrees to devote substantially all of his working time and efforts to the business and affairs of the Company. The Executive further agrees that he shall not undertake any outside activities which create a conflict of interest with his duties to the Company, or which, in the judgment of the Board of Directors of the Company, interfere with the performance of the Executive's duties to the Company.

          2.   Compensation and Benefits.

               (a) Salary. The Executive's salary shall be such salary as the Company assigns to him from time to time in accordance with its regular practices and policies. The parties to this Agreement recognize that the Company may, in its sole discretion, increase such salary at any time.

               (b) Bonuses. The Executive's eligibility to receive any bonus shall be determined in accordance with the Company's Incentive Compensation Plan or other bonus plans as they shall be in effect from time to time. The parties to this Agreement recognize that such bonus plans may be amended and/or terminated by the Company at any time.

               (c) Expenses. During the term of the Executive's employment, the Executive shall be entitled to receive reimbursement for all reasonable and customary expenses incurred by the Executive in performing services for the Company in accordance with the Company's reimbursement policies as they may be in effect from time to time. The parties to this Agreement recognize that such policies may be amended and/or terminated by the Company at any time.

               (d) Other Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs and arrangements of the Company (including, without limitation, stock option plans or agreements and insurance, retirement and vacation plans, programs and arrangements), in accordance with the terms of such plans, programs or arrangements as they shall be in effect from time to time during the period of the Executive's employment. The parties to this Agreement recognize that the Company may terminate or modify such plans, programs or arrangements at any time.

          3. Grounds for Termination. The Executive's employment may be terminated on any of the following grounds:

               (a) Without Cause. The Executive or the Company may terminate the Executive's employment at any time, without cause, by giving the other party to this Agreement at least
30 days advance written notice of such termination.

               (b) Death. The Executive's employment hereunder shall terminate upon his death.

               (c)   Disability.  If, as a result of the
Executive's incapacity due to physical or mental illness, the Executive shall have been unable to perform the essential functions of his position, even with reasonable accommodation that does not impose an undue hardship on the Company, on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period), shall not have returned to the performance of his duties hereunder on a full-time basis (a "disability"), the Company may terminate the Executive's employment hereunder.

               (d)   Cause.  The Company may terminate the
Executive's employment hereunder for cause. For purposes of this Agreement, "cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has engaged in or committed: willful misconduct; theft, fraud or other illegal conduct; refusal or unwillingness to substantially perform his duties (other than such failure resulting from the Executive's disability) after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Company; violation of any fiduciary duty; violation of the Executive's duty of loyalty to the Company; or a breach of any term of this Agreement. For purposes of this Section 3(d), no act, or failure to act, on the Executive's part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause without delivery to the Executive of a notice of termination signed by the Company's Chief Executive Officer or President stating that, in the good faith opinion of the officer signing such notice, the Executive has engaged in or committed conduct of the nature described above in the second sentence of this Section 3(d), and specifying the particulars thereof in detail.

          4.   Payments upon Termination.

               (a)   Without Cause or with Good Reason.   In the
event that the Executive's employment is terminated by the Company for any reason other than death, disability or cause as defined in Section 3 (b), (c) and (d) of this Agreement, or in the event that the Executive terminates his employment hereunder with Good Reason, the Executive shall be entitled to receive severance pay in an aggregate amount equal to 100% of his Annual Compensation, provided, however, that in the event such termination occurs during the two-year period following a Change of Control of the Company, the Executive shall be entitled to receive an aggregate amount equal to 200% of his Annual Compensation, which shall be paid in periodic installments in accordance with the Company's customary practice over a period of one (1) or two (2) years, as applicable, less any amounts required to be withheld by applicable law, in exchange for a valid release of all claims the Executive may have against the Company in a form acceptable to the Company. The Company will also pay to the Executive any earned but unused vacation time at the rate of pay in effect on the date of the notice of termination.

               (b)   Annual Compensation.   For purposes of this
Section 4, the term "Annual Compensation" means an amount equal to the Executive's annual base salary at the rate in effect on the date on which the Executive received or gave written notice of his termination, plus the sum of (i) an amount equal to the average of the Executive's two most recent annual bonuses, if any, received under the Company's Incentive Compensation Plan prior to the notice of termination, (ii) the Executive's annual car allowance, if any, and (iii) an amount determined by the Company from time to time in its sole discretion to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is hereby initially determined to be $5,000 for 1997. In the event that the Executive's bonus for one of the two calendar years preceding the calendar year in which the Executive receives or gives written notice of termination was a prorated bonus due to Executive having worked a partial year, solely for purposes of calculating Annual Compensation, the Executive's prorated bonus will be recalculated to reflect the bonus the Executive would have received had the Executive worked for the entire year.

               (c)   Good Reason.   For purposes of this Section 4
the term "Good Reason" means:

                    (i)   any reduction in the Executive's
     annual base salary, except for a general one-time
     "across-the-board" salary reduction not exceeding ten percent (10%) which is imposed simultaneously on all officers of the Company;

                    or

                    (ii)   the Company requires the Executive
     to be based at an office location which will result in an increase of more than thirty (30) miles in the Executive's one-way commute.

               (d)   Release of all Claims.  The Executive
understands and agrees that the Company's obligation to pay the Executive severance pay under this Agreement is subject to the Executive's execution of a valid written waiver and release of all claims which the Executive may have against the Company and/or its successors in a form acceptable to the Company in its sole and absolute discretion.

               (e)  Death, Disability or Cause.   In the event
that the Executive's employment is terminated due to death, disability or cause, the Company shall not be obligated to pay the Executive any amount other than earned unused vacation, reimbursement for business expenses incurred prior to his termination and in compliance with the Company's reimbursement policies, and any unpaid salary for days worked prior to the termination.

               (f)  Change of Control.  For purposes of this
Section 4, a "Change of Control" shall be deemed to have occurred if :

                    (i)   any "person", as such term is used
     in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is, becomes or enters a contract to become, the "beneficial owner", as such term is used in Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities representing twenty-five percent (25%) or more of the voting common stock of the Company;

                    (ii)   all or substantially all of the
     business of the Company is disposed of, or a contract is entered to dispose of all of the business of the Company pursuant to a merger, consolidation other transaction in which (a) the Company is not the surviving company or (b) the stockholders of the Company prior to the transaction do not continue to own at least sixty percent (60%) of the surviving corporation;

                    (iii)  the Company is materially or
     completely liquidated;

                    (iv)   any person (other than the Company)
     purchases any common stock of the Company in a tender or exchange offer with the intent, expressed or implied, of purchasing or otherwise acquiring control of the Company; or

                    (v)   a majority of the Board of
     Directors of the Company is replaced over a two (2) year period unless such replacements have been approved by at least two-thirds (2/3) of those remaining directors who were directors at the beginning of such two (2) year period.

          Notwithstanding clause (i) above, a "Change of Control" shall not be deemed to have occurred solely because a person shall be, become or enter into a contract to become the beneficial owner of 25% of more, but less than 40%, of the voting common stock of the Company, if and for so long as such person is bound by, and in compliance with, a contract with the Company providing that such person may not nominate, vote for, or select more than a minority of the directors of the Company. The exception provided by the preceding sentence shall cease to apply with respect to any person upon expiration, waiver, or non-compliance with any such contract, by which such person was bound.

          5.   Successors; Binding Agreement.

               (a)   The Company will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b)   This Agreement and all rights of the
Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrator, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          6. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          Gary L. Mangiofico
          916 Skyline Terrace
          Laguna Beach, CA 92651

          If to the Company:

          Apria Healthcare Group Inc.
          3560 Hyland Avenue
          Costa Mesa, California 92626
          Attention: Chief Executive Officer

          With a copy to the attention of: Senior Vice President, Human Resources or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          7.   Antisolicitation.   The Executive promises and
agrees that, during the period of his employment by the Company and for a period of one year thereafter, he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

          8.   Noncompetition.    The Executive promises and
agrees that for a period of one year following termination of his employment, he will not enter business or work with or for any business, individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

          9.   Soliciting Employees.   The Executive promises and
agrees that for a period of one year following termination of his employment, he will not, directly or indirectly solicit any of the Company employees who earned annually $50,000 or more as a Company employee during the last six months of his or her own employment to work for any other business, individual, partnership, firm, corporation, or other entity.

          10.  Confidential Information.

          (a) The Executive, in the performance of his duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but not limited to systems technology, field operations, reimbursement, development, marketing, organizational, financial, management, administrative, clinical, customer, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to the Executive in confidence. Except in the performance of duties on behalf of the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of the Executive's) to be confidential because it has become part of the public domain. All records, files, drawings, documents, notes, disks, diskettes, tapes, magnetic media, photographs, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which the Executive prepares, uses or encounters during the course of his employment, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in the Executive's possession or under the Executive's control.

          (b) The Executive hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential Material by any means whatsoever and at any time before, during or after the Executive's employment with the Company shall constitute unfair competition. The Executive agrees he shall not engage in unfair competition either during the time employed by the Company or any time thereafter.

          11.  Parachute Limitation.    Notwithstanding any other
provision of this Agreement, the Executive shall not have any right to receive any payment or other benefit under this Agreement, any other agreement, or any benefit plan if such right, payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all other agreements, and all benefit plans, would cause any right, payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b) (2) of the Internal Revenue Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such right or any other payment or benefit under this Agreement, any other agreement, or any benefit plan would cause the Executive to be considered to have received a Parachute Payment under this Agreement, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any other agreements, and/or any benefit plans, that should be reduced or eliminated so as to avoid having the right, payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

          12. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Chief Executive Officer or the President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

          13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or Executive's employment by the Company shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American Arbitration Association's National Rules for Resolution of Employment Disputes as then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 7, 8, 9 or 10 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided, further, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of employment termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The fees and expenses of the arbitrator shall be borne by the Company.

          16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                    APRIA HEALTHCARE GROUP INC.



                    By:________________________________________
                         Name:    Jeremy M. Jones
                         Title:   Chief Executive Officer

                    EXECUTIVE


                    ___________________________________________
                         Name:     Gary L. Mangiofico